Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES THIRD QUARTER RESULTS

CLEVELAND (December 23, 2008) – American Greetings Corporation (NYSE: AM) today announced its third quarter results for the fiscal quarter ended November 28, 2008.

Third Quarter Results

For the third quarter of fiscal 2009, the Company reported total revenue of $454.1 million, a pre-tax loss from continuing operations of $228.7 million, and a loss from continuing operations of $193.3 million or $4.25 per share (all per-share amounts assume dilution). For the third quarter of fiscal 2008, the Company reported total revenue of $485.8 million, pre-tax income from continuing operations of $44.1 million, and income from continuing operations of $29.1 million or 52 cents per share.

On December 9, 2008, the Company announced that as a result of the recent deterioration in the global economic environment, indicators arose during the third quarter requiring the Company to accelerate the process of reviewing its goodwill and other long-lived assets for impairment. As a result of this accelerated review, the Company recorded, within the International Social Expression Products and AG Interactive segments, estimated non-cash pre-tax goodwill and other asset impairment charges of $242.9 million (after-tax of approximately $202.6 million) that reduced earnings per share by $4.46 during the quarter.

The Company also reviewed its long-lived assets within the Retail Operations segment. As a result of that review, the Company recorded a non-cash pre-tax long-lived asset impairment charge of $3.9 million (after-tax of approximately $2.7 million) that reduced earnings per share by 6 cents during the quarter.

The Company also announced on December 9, 2008, the elimination of approximately 275 positions as part of a cost reduction effort. As a result of those position eliminations, the Company recognized a pre-tax severance charge of $7.0 million (after-tax of approximately $4.7 million) that reduced earnings per share by 10 cents. Partially offsetting these charges was a reduction of variable compensation expense of $11.1 million (after-tax of approximately $7.5 million), which increased the Company’s earnings per share by 17 cents.

Chief Executive Officer Zev Weiss said, “The rapidly deteriorating economy has significantly impacted our business in the third fiscal quarter. We are currently focused on taking additional steps to reduce our cost structure in order to position our business during this difficult economic period.”

Outlook

As a result of the rapid changes in the economy and the uncertainty of the impact those changes will have on the business, the potential for additional retail store closures, and the finalization of the goodwill impairment tests, the Company is currently unable to provide definitive earnings guidance for the balance of this fiscal year.

Financing Activities

During the third quarter, the Company purchased approximately 300,000 shares of its common stock for $5.0 million completing the Company’s $100 million share repurchase program announced in January 2008. The Company has reduced its diluted share count by approximately 45 percent over the past four years.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM - News) has been a manufacturer and retailer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card brands are American Greetings, Carlton Cards and Gibson, and other paper product offerings include DesignWare party goods, American Greetings and Plus Mark gift-wrap and boxed cards and Date Works calendars. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc., the Company’s online division. AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and a one-stop source for online graphics, animations, and more at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.8 billion, and its products can be found in retail outlets domestically and worldwide, including Company-owned American Greetings and Carlton Cards stores. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	the ability to achieve the desired benefits associated with its cost reduction efforts;

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•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers;

•	if the Company determines additional retail store closures are necessary;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the ability to successfully integrate acquisitions;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to identify, complete, or achieve the desired benefits associated with productivity improvement projects;

•	the ability to successfully implement, or achieve the desired benefits associated with any information systems refresh the Company may implement;

•	whether the Company executes share repurchase programs or the ability to achieve the desired accretive effect from any such share repurchases;

•	whether the Company will be repaid our recent investment in its first-lien distressed debt securities of another social expressions company;

•	the Company’s ability to comply with its debt covenants;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions, including the sale of the Strawberry Shortcake and Care Bears properties;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the public’s acceptance of online greetings and other social expression products, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.

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AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF OPERATIONS

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 28, 2008	November 23, 2007	November 28, 2008	November 23, 2007
Net sales	$444,527	$475,015	$1,242,932	$1,258,909
Other revenue	9,557	10,751	25,287	24,309

Total revenue	454,084	485,766	1,268,219	1,283,218

Material, labor and other production costs	223,214	223,329	586,668	547,509
Selling, distribution and marketing expenses	159,819	159,420	465,081	444,700
Administrative and general expenses	50,841	60,875	170,564	179,461
Goodwill and other intangible assets impairment	242,889	—	242,889	—
Other operating income - net	(491)	(127)	(1,329)	(807)

Operating (loss) income	(222,188)	42,269	(195,654)	112,355

Interest expense	6,634	4,835	16,973	14,431
Interest income	(947)	(2,122)	(2,835)	(5,855)
Other non-operating expense (income) - net	792	(4,582)	(2,726)	(7,478)

(Loss) income from continuing operations before income tax (benefit) expense	(228,667)	44,138	(207,066)	111,257
Income tax (benefit) expense	(35,356)	15,018	(29,385)	43,499

(Loss) income from continuing operations	(193,311)	29,120	(177,681)	67,758

Loss from discontinued operations, net of tax	—	(104)	—	(317)

Net (loss) income	$(193,311)	$29,016	$(177,681)	$67,441

(Loss) earnings per share - basic:
(Loss) income from continuing operations	$(4.25)	$0.53	$(3.75)	$1.23
Loss from discontinued operations	—	—	—	(0.01)

Net (loss) income	$(4.25)	$0.53	$(3.75)	$1.22

(Loss) earnings per share - assuming dilution:
(Loss) income from continuing operations	$(4.25)	$0.52	$(3.75)	$1.22
Loss from discontinued operations	—	—	—	(0.01)

Net (loss) income	$(4.25)	$0.52	$(3.75)	$1.21

Average number of common shares outstanding	45,460,385	55,022,689	47,343,640	55,350,736

Average number of common shares outstanding - assuming dilution	45,460,385	55,466,351	47,343,640	55,726,990

Dividends declared per share	$0.12	$0.10	$0.36	$0.30

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	November 28, 2008	November 23, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,604	$71,117
Trade accounts receivable, net	163,463	205,709
Inventories	246,596	239,209
Deferred and refundable income taxes	62,490	76,568
Prepaid expenses and other	182,803	213,534

Total current assets	710,956	806,137

GOODWILL	56,965	267,308
OTHER ASSETS	408,677	391,460
DEFERRED AND REFUNDABLE INCOME TAXES	166,269	111,959

Property, plant and equipment - at cost	966,088	975,832
Less accumulated depreciation	671,180	684,213

PROPERTY, PLANT AND EQUIPMENT - NET	294,908	291,619

	$1,637,775	$1,868,483

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$247,945	$46,490
Accounts payable	135,002	131,190
Accrued liabilities	78,607	89,818
Accrued compensation and benefits	35,184	58,969
Income taxes payable	36,686	31,255
Other current liabilities	106,436	96,896

Total current liabilities	639,860	454,618

LONG-TERM DEBT	200,684	200,975
OTHER LIABILITIES	148,320	151,094
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	17,229	31,877

SHAREHOLDERS’ EQUITY
Common shares - Class A	41,917	49,929
Common shares - Class B	3,495	3,442
Capital in excess of par value	447,958	443,326
Treasury stock	(918,826)	(780,044)
Accumulated other comprehensive (loss) income	(48,334)	22,982
Retained earnings	1,105,472	1,290,284

Total shareholders’ equity	631,682	1,029,919

	$1,637,775	$1,868,483

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited) Nine Months Ended
	November 28, 2008	November 23, 2007
OPERATING ACTIVITIES:
Net (loss) income	$(177,681)	$67,441
Loss from discontinued operations	—	317

(Loss) income from continuing operations	(177,681)	67,758
Adjustments to reconcile (loss) income from continuing operations to cash flows from operating activities:
Goodwill and other intangible assets impairment	242,889	—
Net loss (gain) on disposal of fixed assets	642	(481)
Depreciation and amortization	37,732	36,016
Deferred income taxes	(32,726)	(7,994)
Other non-cash charges	8,053	5,719
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(115,268)	(99,267)
Inventories	(45,394)	(49,911)
Other current assets	10,486	18,199
Deferred costs - net	6,023	29,338
Accounts payable and other liabilities	(17,452)	38,419
Other - net	(1,468)	4,768

Total Cash Flows From Operating Activities	(84,164)	42,564

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	—	692,985
Purchases of short-term investments	—	(692,985)
Property, plant and equipment additions	(44,320)	(37,394)
Cash payments for business acquisitions, net of cash acquired	(15,625)	(51,256)
Cash receipts related to discontinued operations	—	4,283
Proceeds from sale of fixed assets	278	2,656
Other - net	(44,153)	—

Total Cash Flows From Investing Activities	(103,820)	(81,711)

FINANCING ACTIVITIES:
Reduction of long-term debt	(22,509)	—
Net increase in short-term debt	227,845	23,800
Sale of stock under benefit plans	494	26,198
Purchase of treasury shares	(51,190)	(74,572)
Dividends to shareholders	(17,116)	(16,657)

Total Cash Flows From Financing Activities	137,524	(41,231)

DISCONTINUED OPERATIONS:
Operating cash flows from discontinued operations	—	(59)

Total Cash Flows from Discontinued Operations	—	(59)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(17,436)	6,841

DECREASE IN CASH AND CASH EQUIVALENTS	(67,896)	(73,596)

Cash and Cash Equivalents at Beginning of Year	123,500	144,713

Cash and Cash Equivalents at End of Period	$55,604	$71,117

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 28, 2008	November 23, 2007	November 28, 2008	November 23, 2007
Total Revenue:
North American Social Expression Products	$322,853	$342,487	$886,567	$900,572
Intersegment items	(19,031)	(20,337)	(48,411)	(43,422)
Exchange rate adjustment	(2,661)	942	(1,886)	(1,846)

Net	301,161	323,092	836,270	855,304

International Social Expression Products	89,365	86,951	222,429	215,439
Exchange rate adjustment	(10,797)	2,259	(9,577)	2,167

Net	78,568	89,210	212,852	217,606

Retail Operations	39,994	41,312	119,034	120,923
Exchange rate adjustment	(1,895)	705	(1,288)	(1,527)

Net	38,099	42,017	117,746	119,396

AG Interactive	20,996	18,908	62,498	55,962
Exchange rate adjustment	(321)	2	(290)	1

Net	20,675	18,910	62,208	55,963

Non-reportable segments	15,581	12,507	39,143	34,834

Unallocated	—	30	—	115

	$454,084	$485,766	$1,268,219	$1,283,218

Segment Earnings (Loss):
North American Social Expression Products	$48,496	$66,022	$136,555	$196,868
Intersegment items	(13,721)	(15,172)	(35,714)	(32,649)
Exchange rate adjustment	(1,222)	775	(1,177)	(774)

Net	33,553	51,625	99,664	163,445

International Social Expression Products	(80,478)	10,904	(79,750)	12,654
Exchange rate adjustment	4,883	250	4,802	280

Net	(75,595)	11,154	(74,948)	12,934

Retail Operations	(9,596)	(5,814)	(19,672)	(15,144)
Exchange rate adjustment	53	67	40	129

Net	(9,543)	(5,747)	(19,632)	(15,015)

AG Interactive	(160,907)	2,222	(161,244)	8,664
Exchange rate adjustment	93	(13)	130	1

Net	(160,814)	2,209	(161,114)	8,665

Non-reportable segments	1,614	263	2,189	2,598

Unallocated	(16,926)	(14,928)	(52,117)	(60,811)
Exchange rate adjustment	(956)	(438)	(1,108)	(559)

Net	(17,882)	(15,366)	(53,225)	(61,370)

	$(228,667)	$44,138	$(207,066)	$111,257